RUBY TUESDAY, INC.

Financial Results For the Third Quarter of Fiscal Year 2004
(Amounts in thousands except per share amounts)

	13 Weeks Ended		13 Weeks Ended			39 Weeks Ended		39 Weeks Ended
	March 2, 2004	Percent of Sales	March 4, 2003	Percent of Sales	Percent Change	March 2, 2004	Percent of Sales	March 4, 2003	Percent of Sales	Percent Change
Revenues:
Restaurant sales and operating revenues	$ 266,438	98.3	$ 228,834	98.3		$ 753,178	98.3	$ 655,601	98.3
Franchise revenues	4,527	1.7	4,022	1.7		12,643	1.7	11,270	1.7
Total operating revenues	270,965	100.0	232,856	100.0	16.4	765,821	100.0	666,871	100.0	14.8
Operating Costs and Expenses:
(as a percent of Company restaurant revenues)
Cost of merchandise	67,419	25.3	60,846	26.6		193,015	25.6	175,159	26.7
Payroll and related costs	81,909	30.7	73,991	32.3		237,487	31.5	219,255	33.4
Other restaurant operating costs	43,666	16.4	36,900	16.1		126,488	16.8	110,825	16.9
Depreciation and amortization	13,907	5.2	11,744	5.1		40,109	5.3	33,347	5.1
(as a percent of Total operating revenues)
Selling, general and administrative, net	15,594	5.8	11,000	4.7		46,710	6.1	32,361	4.9
Equity in (earnings) of unconsolidated franchises	(2,610)	(1.0)	(1,534)	(0.7)		(3,879)	(0.5)	(2,410)	(0.4)
Total operating costs and expenses	219,885		192,947			639,930		568,537
Earnings before Interest and Taxes	51,080	18.9	39,909	17.1	28.0	125,891	16.4	98,334	14.7	28.0
Interest expense, net	773	0.3	964	0.4		3,288	0.4	1,455	0.2
Pre-tax Profit	50,307	18.6	38,945	16.7		122,603	16.0	96,879	14.5
Provision for income taxes	17,902	6.6	13,553	5.8		43,643	5.7	33,713	5.1
Net Income	$ 32,405	12.0	$ 25,392	10.9	27.6	$ 78,960	10.3	$ 63,166	9.5	25.0

Earnings Per Share:
Basic	$ 0.49		$ 0.40		22.5	$ 1.21		$ 0.99		22.2

Diluted	$ 0.48		$ 0.39		23.1	$ 1.18		$ 0.97		21.6

Shares:
Basic	65,914		64,056			65,322		63,915

Diluted	67,614		65,050			66,889		65,017